UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

HCi VioCare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Centrum Office, 38 Queen Street, Glasgow	G1 3DX
(Address of principal executive offices)	(Zip Code)

(0808) 178 4373
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.     REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to HCi VioCare.

On June 9, 2014, the Company, through our Scottish subsidiary, HCi VioCare Clinics UK Limited (“VioCare”), entered into a Share Purchase Agreement with Mr. William Donald Spence, Miss Catriona Ann Spence, and Mrs Eilidh Isabel Malcolm (together the “vendors”), to acquire one hundred percent (100%)  of the issued capital of W D Spence Prosthetics Limited (the “Clinic”). The Clinic is incorporated in Scotland under company number SC307652, having its registered office at 8 Tomcroy Terrace, Pitlochry, Perthshire, PH16 5JA, UK. The Clinic is a private company limited by shares, with no registered charges, and the total issued share capital amounts to 1,000 ordinary shares par value of £1 each. The vendors to the Share Purchase Agreement are the beneficial owners and registered holders of all (100%) the shares of the Clinic, with Mr. William Donald Spence holding 520 ordinary shares, and Miss Catriona Ann Spence and Mrs Eilidh Isabel Malcolm each holding 240 ordinary shares. Mr. Spence is also the director of the Clinic, and Miss Malcolm is the secretary. All the Clinic’s assets disclosed in the Disclosure Letter are owned by the Clinic. The Clinic has no employees or subsidiaries, and is not a subsidiary of another company.

The Clinic is located in Glasgow, Scotland, and is a fully operational prosthetics clinic. The acquisition of the Clinic is the first step to the Company’s and VioCare’s intention to develop the first chain of Prosthetics and Orthotics (P&O) clinics in the European market, covering Southern Europe, the Middle East and North Africa.

As consideration for the acquisition, VioCare shall pay to the vendors in cash the amount of one hundred thousand GBP (£100,000) on execution of the agreement.

A copy of the Share Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

A copy of the Disclosure Letter is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Further, on June 10, 2014, VioCare entered into a Taxation Undertaking with the vendors pursuant to the Share Purchase Agreement.

A copy of the Taxation Undertaking is filed as Exhibit 10.3 to this Current Report on Form 8-K.

In accordance with acquired company financial statement requirements, WD Spence Prosthetics Limited is required to provide our company with audited financial statements within 75 days of closing of our acquisition.  Once received, we will file an amended Current Report on Form 8-K to include the financial statements of WD Spence Prosthetics Limited and the related pro-forma financial statements.

Further, on June 9, 2014, VioCare entered into an agreement with Mr. William Donald Spence (the “Employment Agreement”) whereby he will provide his services as Director of Clinical Operations of VioCare and VioCare’s wholly-owned subsidiary clinics. The contract has a term of one year, starting on June 10, 2014, and ending on June 9, 2015, renewable for such further term as may be mutually agreed between the parties. Compensation shall be sixty thousand GBP (£60,000) per year payable monthly in arrears on the last Friday of every month by credit transfer. VioCare shall also pay any fees in connection with the membership of Mr. Spence to any professional, regulatory or other such body of which Mr. Spence’s membership is required to carry out his role with VioCare, as well as all insurance payments.

A copy of the Employment Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K.

ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 10, 2014, the Company made the required payment under the agreement to the vendors, thus completing the acquisition of the Clinic as detailed above under Item 1.01.

SECTION 8.

ITEM 8.01         OTHER EVENTS

On June 9, 2014, the Company appointed Mr. William Spence to the Advisory Board of the Company and entered into an advisory board agreement in the form as appended hereto as Exhibit 10.5. Compensation shall be the grant of a total of 5,000 stock options entitling Mr. William Spence the right to purchase a total of 5,000 shares of Series A Preferred Stock of the Company at a price of $0.04 per share. The advisory board appointment is for a term of one year and the options granted under the agreement will vest on completion of the term of the appointment. The Series A Preferred shares when vested will be convertible on the basis of 20 shares of common stock for each one share held and have voting rights of 50 votes per share of Series A Preferred stock held at any meetings of the stockholders.

SECTION 9.     FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

10.1	Share Purchase Agreement between Mr. William Spence, Miss Catriona Ann Spence, and Mrs Eilidh Isabel Malcolm, and HCi VioCare Clinics UK Limited dated June 9, 2014	Filed herewith
10.2	Disclosure Letter dated June 10, 2014	Filed herewith
10.3	Taxation Undertaking between Mr. William Spence, Miss Catriona Ann Spence, and Mrs Eilidh Isabel Malcolm, and HCi VioCare Clinics UK Limited, dated June 9, 2014	Filed herewith
10.4	Agreement between HCi VioCare Clinics UK Limited and William Donald Spence, dated June 9, 2014	Filed herewith
10.5	Form of Advisory Board Agreement	Incorporated by reference as Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on May 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi VioCare

Dated: June 13, 2014	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
`	Title:	President, Treasurer, CEO, and Director